UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2006

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1261 Hawk’s Flight Court El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 933-7000

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On December 11, 2006, the Audit Committee of the Board of Directors for NutraCea decided not to retain Malone & Bailey, PC (“Malone”) as its independent registered public accounting firm to audit the financial statements for fiscal year ending December 31, 2006. .

Malone’s reports on NutraCea’s financial statements for the two fiscal years ended December 31, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During NutraCea’s two most recent fiscal years ended December 31, 2005 and 2004, and through December 11, 2006, there were no disagreements between NutraCea and Malone on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused it to make reference to the subject matter of the disagreements in connection with its report on NutraCea’s financial statements for such years.

None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the two most recent fiscal years of NutraCea ended December 31, 2005 and 2004, or within the interim period through December 11, 2006.

The Company provided Malone with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Malone to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached, as Exhibit 16 is a copy of Malone’s letter to the SEC, dated December 14, 2006 stating its agreement with such statements.

On December 11, 2006 Perry-Smith LLP (“Perry-Smith”) was appointed as the new independent registered public accounting firm for NutraCea. The decision to appoint Perry-Smith was approved by the Audit Committee of the Board of Directors. During NutraCea’s two most recent fiscal years ended December 31, 2005 and 2004, and through December 10, 2006, neither NutraCea nor anyone acting on its behalf consulted with Perry-Smith regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 16	Letter from Malone & Bailey, PC to the Securities and Exchange Commission dated December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: December 15, 2006	By:	/s/ Todd C. Crow
Todd C. Crow
Chief Financial Officer
(Duly Authorized Officer)